Exhibit 99.1

United States Brent Oil Fund, LP
Monthly Account Statement
For the Month Ended October 31, 2017

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$3,957,510
Unrealized Gain (Loss) on Market Value of Futures	3,227,800
Dividend Income	16,531
Interest Income	68,687
ETF Transaction Fees	700
Total Income (Loss)	$7,271,228

Expenses
General Partner Management Fees	$60,602
Professional Fees	33,820
Brokerage Commissions	10,034
Non-interested Directors' Fees and Expenses	714
Prepaid Insurance Expense	470
Total Expenses	105,640
Expense Waiver	(33,019)
Net Expenses	$72,621
Net Income (Loss)	$7,198,607

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 10/1/17	$96,465,093
Withdrawals (300,000 Shares)	(4,551,971)
Net Income (Loss)	7,198,607

Net Asset Value End of Month	$99,111,729
Net Asset Value Per Share (6,050,000 Shares)	$16.38

To the Limited Partners of United States Brent Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended October 31, 2017 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Brent Oil Fund, LP

United States Commodity Funds LLC
1999 Harrison Street, Suite 1530
Oakland, CA 94612